     As filed with the Securities and Exchange Commission on April 30, 1999

                                                  Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                  TENERA, INC.
             (Exact name of registrant as specified in its charter)

               Delaware                                      94-3213541
     State or other jurisdiction of                       (I.R.S. Employer
     incorporation or organization)                      Identification No.)

           One Market Plaza
     Spear Street Tower, Suite 1850
       San Francisco, California                             94105-1018
(Address of Principal Executive Offices)                     (Zip Code)


                       1993 OUTSIDE DIRECTOR COMPENSATION
                      AND OPTION PLAN, AMENDED AND RESTATED
                               AS OF MARCH 1, 1998
                            (Full title of the plan)


                                 Robert C. McKay
                      Chief Executive Officer and President
                                  TENERA, Inc.
                         Spear Street Tower, Suite 1850
                                One Market Plaza
                         San Francisco, California 94105
                                 (415) 536-4744
            (Name, address and telephone number of agent for service)


                                    Copy to:
                             ELIZABETH A. KING, ESQ.
                                 Bryan Cave LLP
                             120 Broadway, Suite 300
                         Santa Monica, California 90401

                         CALCULATION OF REGISTRATION FEE




                                                                                Proposed
              Title of               Amount               Proposed               Maximum
             Securities             of Shares              Maximum              Aggregate           Amount of
                to be                 to be            Offering Price           Offering          Registration
             Registered            Registered             per Share               Price                Fee



            Common Stock,
      par value $0.01 per share     300,000(1)             $1.22(2)             $366,000(2)           $107.97



(1) Represents shares of Common Stock ("Common Stock") of TENERA, Inc. (the "Company" or "Registrant") issuable upon exercise of options granted or to be granted pursuant to the Company's 1993 Outside Director Compensation and Option Plan, Amended and Restated as of March 1, 1998.

(2) Estimated pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee on the basis of the average of the high and low market prices of a share of Common Stock of the Company on the American Stock Exchange on April 26, 1999.



                                      (i)

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to plan participants as specified in Rule 428(b)(1) and, in accordance with the instructions to Part I, are not filed with the Commission as part of this Registration Statement.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                  The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

                  Item 3(a)

                           The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998.

                  Item 3(b)

                           Item 1 of the Registrant's Registration Statement on Form 8-A (Registration No. 1-09812) filed with the Commission on June 6, 1995, pursuant to Section 12 of the Securities Exchange Act of 1934.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.  Description of Securities.

                  Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

                  The validity of the shares of the Company's Common Stock registered hereunder will be passed upon for the Company by Bryan Cave LLP, Santa Monica, California.

Item 6.  Indemnification of Directors and Officers.

                  Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law") permits a corporation to provide in its certificate of incorporation that directors of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Certificate of Incorporation contains such a provision.

                  Section 145 of the Delaware Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

                  The limitation of liability contained in the Registrant's Certificate of Incorporation is consistent with Delaware Law Section 102(b)(7). The Registrant in its Bylaws has provided for indemnification of its officers, directors, employees and other agents substantially identical to that permitted under Section 145 of the Delaware Law. Section 145 of the Delaware Law provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, shareholder vote, agreement or otherwise. The Company has purchased, and intends to maintain, insurance protection for its directors and officers against certain liabilities arising out of the discharge of their duties. In addition, the Company has entered into agreements with certain of its directors and executive officers providing for indemnification against liabilities arising from claims against them in their capacities as directors and executive officers of the Company.

Item 7.  Exemption from Registration Claimed.

                  Not Applicable.

Item 8.  Exhibits.

Exhibit
Number

    4.1 1993 Outside Director Compensation and Option Plan, Amended and Restated as of March 1, 1998
    5.1       Opinion of Bryan Cave LLP
   23.1       Consent of Ernst & Young LLP
   23.2       Consent of Bryan Cave LLP (included in Exhibit 5.1)
   24.1       Power of Attorney (see page 4 of this Registration Statement)

Item 9.  Undertakings.

(a)               The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized,in the City of San Francisco, State of California, on April 29, 1999.

                                  TENERA, INC.


                                  By:  /s/ ROBERT C. MCKAY
                                     --------------------------------------
                                     Robert C. McKay,
                                     Chief Executive Officer and President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Robert C. McKay and Jeffrey R. Hazarian, or either of them, his attorneys-in-fact and agents, each with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do so and perform each and every act and thing requisite and necessary to be done in connection with this Registration Statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that either of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                     Title                           Date

                             Director, Chief Executive
                               Officer and President
/s/ ROBERT C. McKAY         (Principal Executive Officer)        April 29, 1999
-------------------------
    Robert C. McKay
                                     Director,
                              Chief Financial Officer,
                              Executive Vice President,
                               and Corporate Secretary
/s/ JEFFREY R. HAZARIAN     (Principal Financial Officer)        April 29, 1999
-------------------------
    Jeffrey R. Hazarian


/s/ DELBERT F. BUNCH                 Director                    April 29, 1999
-------------------------
    Delbert F. Bunch


/s/ WILLIAM A. HASLER                Director                    April 29, 1999
-------------------------
    William A. Hasler


/s/ THOMAS S. LOO                    Director                    April 29, 1999
-------------------------
    Thomas S. Loo

        Signature                     Title                           Date



/s/ ANDREA W. O'RIORDAN              Director                    April 29, 1999
-------------------------
    Andrea W. O'Riordan


/s/ GEORGE L. TURIN                  Director                    April 29, 1999
-------------------------
    George L. Turin

                                Controller & Treasurer
/s/ JAMES A. ROBISON, JR.   (Principal Accounting Officer)       April 29, 1999
 ------------------------
    James A. Robison, Jr.

                                INDEX TO EXHIBITS


                                                                    Sequentially
 Exhibit                                                              Numbered
  Number                     Exhibit                                    Page

    4.1  1993 Outside Director Compensation and Option Plan,
         Amended and Restated as of March 1, 1998                        7

    5.1  Opinion of Bryan Cave LLP                                       13

   23.1  Consent of Ernst & Young LLP                                    15

   23.2  Consent of Bryan Cave LLP (included in Exhibit 5.1)

   24.1  Power of Attorney (see page 4 of this Registration Statement)